                                                                    Exhibit 7(d)

                                   8145-01-00

                                    ADDENDUM

                                     to the

    AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT DATED AUGUST 1, 2001

                                    between

       PROVIDENT MUTUAL LIFE INSURANCE COMPANY, BERWYN, PENNSYLVANIA, USA
                   (hereinafter called the "Ceding Company")

                                      and

             PROVIDENT MUTUAL LIFE AND ANNUITY COMPANY OF AMERICA,
                        PHILADELPHIA, PENNSYLVANIA, USA
                   (hereinafter called the "Ceding Company")

                                      and

               RGA REINSURANCE COMPANY, ST. LOUIS, MISSOURI, USA
                      (hereinafter called the "Reinsurer")

                   THIS ADDENDUM IS EFFECTIVE OCTOBER 1, 2001

  I. ADDITION OF THE EXPANDED STANDARD PROGRAM

     As of the effective date of this Addendum, the attached Schedule III, Business Covered, is hereby revised and added to this Agreement. The revised Schedule III now includes the Expanded Standard Program for business.

     The attached Exhibit A, Expanded Standard Program, is hereby added to this Agreement which includes the guidelines, rates, and pay percentages for the program.

 II. REINSURANCE BASIS IS REVISED

     As of the effective date of this Addendum, the Reinsurance basis under this Agreement is changed to First-Dollar Quota Share with 20% retained by the Ceding Company for policies over $100,000. The Ceding Company will fully retain all policies up to $100,000.

III. All provisions of the Automatic and Facultative YRT Reinsurance Agreement not specifically modified herein remain unchanged.



(113) 8145-01-00                        1                               09/27/01

IN WITNESS WHEREOF, all parties have executed this Addendum in duplicate as follows:

PROVIDENT MUTUAL LIFE INSURANCE COMPANY

By: /s/ Scott V. Carney                 By: /s/ Alan F. Hinkle
    ---------------------------             -----------------------------
Title: Vice President & Actuary         Title: Executive Vice President &
      -------------------------                Chief Actuary
                                              ---------------------------
Date: 11-27-2001                        Date: 11-27-2001
      -------------------------               ---------------------------


PROVIDENT MUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

By: /s/ Scott V. Carney                 By: /s/ Alan F. Hinkle
    ---------------------------             -----------------------------
Title: Vice President & Actuary         Title: Vice President & Actuary
      -------------------------               ---------------------------
Date: 11-27-2001                        Date: 11-27-2001
      -------------------------               ---------------------------

RGA REINSURANCE COMPANY

By:  /s/ Illegible
     --------------------------
Title: Vice President
       ------------------------
Date:  9-27-01
       ------------------------





(113) 8145-01-00                        2                                9/27/01

                        SCHEDULE III - BUSINESS COVERED

PLAN(S)

                            EFFECTIVE AUGUST 1, 2001

                                Options Premier
                                 Whole Life II
                                  Portfolio II
                                  Special Term
                                  ProvFlex UL

                           EFFECTIVE OCTOBER 1, 2001

                   Expanded Standard Program (See Exhibit A)

RIDER(S)

                       Additional Insurance Benefit Rider
                            Other Insured Term Rider
                            Waiver of Premium Rider
                       Waiver of Monthly Deductions Rider
                            Change of Insured Rider
                        Guaranteed Purchase Option Rider
                   Long Term Care Acceleration Benefit Rider
                          Long Term Care Waiver Rider
                        Accelerated Death Benefit Rider
                            Paid Up Additions Rider





(113) 8145-01-00                        3                                9/27/01

                     EXHIBIT A - EXPANDED STANDARD PROGRAM

                           EFFECTIVE OCTOBER 1, 2001


GUIDELINES:

     1. Business eligible for standard issue that is medically impaired up to 200% mortality. The underwriting assessment is arrived at by conventional underwriting practices using the underwriting manual used by the Ceding Company.

     2. Subjective type risks (habits, morals, financial problems, etc.) and Medical risks involving flat extras are excluded.

     3. No term or survivorship policies are included. No prior facultative coverage.

     4. Issue ages through 65.

     5. Minimum Issue Amounts:     Ages 0-49      $100,000
                                       50-65        50,000

     6. Maximum face amount: $2,000,000

     7. Each case is split equally between 3 Reinsurers and the Ceding Company. The Ceding Company will keep up to $500,000 subject to its normal retention. If the Ceding Company cannot retain its share, the remaining amount is split equally with the 3 Reinsurers in this pool.

     8. The renewal rates are as follows. These rates are percentages of the S-1 Rate Table found in the Base agreement. First year rates are zero.

                                   NONSMOKER           SMOKER
                                   ---------           ------

                                      73%               130%












(113) 8145-01-00                        4                                9/27/01